Exhibit 99.1

Eton Pharmaceuticals Announces Positive Pivotal Clinical Study Results for Product Candidate ET-600

●	Company’s patented desmopressin oral solution successfully passed pivotal bioequivalence study
●	Company expects to submit New Drug Application (NDA) in April 2025

DEER PARK, Ill., March 14, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced positive results from its bioequivalence study of ET-600, a proprietary, patented, oral solution of desmopressin under development for the treatment of central diabetes insipidus.

In a bioequivalence study conducted in 75 human subjects, ET-600 demonstrated pharmacokinetic equivalence to the U.S. Food and Drug Administration (FDA)-approved reference product of the same active ingredient. Healthy adults enrolled in the study were randomly assigned to receive the test and reference drug in an open label, balanced, randomized, single-dose, three-treatment, three-sequence, three-period, three-way crossover oral bioequivalence study. Based on these successful trial results, Eton anticipates submitting an NDA to the FDA for ET-600 in April 2025. If approved, ET-600 would be the only FDA-approved oral liquid formulation of desmopressin.

“We are pleased to see ET-600 pass its pivotal study and move one step closer to reaching patients. Through our deep relationships in the pediatric endocrinology community, we've come to appreciate the significant need for a desmopressin medication that can accommodate the precise and titratable doses necessary for pediatric patients. We expect to submit the NDA shortly and have begun pre-launch commercial readiness activities in anticipation of a potential launch in the first quarter of 2026,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

About ET-600

ET-600 is a proprietary formulation of desmopressin oral solution developed for the treatment of central diabetes insipidus. The company has been issued a patent for ET-600’s formulation that extends to 2044 and has an additional patent application under revise by the United States Patent and Trademark Office. Central diabetes insipidus is estimated to impact approximately 3,000 pediatric patients in the United States.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has seven commercial rare disease products: INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has four additional product candidates in late-stage development: ET-400, ET-600, Amglidia®, and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: Eton Pharmaceuticals, Inc.